UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  September 23, 2013

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 23, 2013, Alliqua Biomedical, Inc. (the “Company”), a wholly-owned subsidiary of Alliqua, Inc., entered into a distributor agreement (the “Sorbion Agreement”) with Sorbion GmbH & Co KG (“Sorbion”), pursuant to which the Company became the exclusive distributor of sorbion sachet S, sorbion sana and new products with hydrokinetic fibers as primary dressings (the “Products”) in the United States of America, Canada and Latin America (the “Territory”), subject to certain exceptions.

The initial term of the Sorbion Agreement ends on December 31, 2018, unless sooner terminated pursuant to the termination rights under the Sorbion Agreement, and will be extended for additional year terms until December 31, 2023, so long as the Company and Sorbion agree in September as to the minimum annual purchase amount for the calendar year that ends four years from the calendar year of such September, such that, for example, in September 2014, the Company and Sorbion must agree to the minimum annual purchase amount for the 2018 calendar year so that the Sorbion Agreement is extended until December 31, 2019.  The Company may terminate the Sorbion Agreement upon six months prior written notice to Sorbion.  Sorbion may terminate the Sorbion Agreement for good cause, which shall include the Company’s application for insolvency proceedings, a change of control of the Company that may disrupt the Company’s relationship with Sorbion, the Company’s failure to cure a material breach of the Sorbion Agreement within 60 days or the Company’s challenge of Sorbion’s intellectual property.

In order to maintain its exclusivity, the Company must purchase the following minimum amounts, in Euros, of the Products for the indicated calendar year:

Calendar Year	Minimum Annual Purchase Amount
2014	500,000 Euros
2015	1,000,000 Euros
2016	2,500,000 Euros
2017	4,000,000 Euros

If the Company fails to purchase Products in amounts that meet or exceed the minimum annual purchase amount for a calendar year (“Minimum Purchase Failure”), it may cure such Minimum Purchase Failure by paying Sorbion in cash an amount equal to the minimum annual purchase amount for such calendar year less the amount the Company paid to Sorbion for the Products purchased for such calendar year (the “Makeup Payment”).  If the Company does not cure a Minimum Purchase Failure with a Makeup Payment for a calendar year, Sorbion may terminate the Company’s exclusivity with respect to the Products in the Territory and grant the Company non-exclusive rights with respect to the Products in the Territory.  If the Company does not cure a Minimum Purchase Failure for two subsequent calendar years, Sorbion may terminate the Sorbion Agreement.  The Company will not be required to meet the minimal annual purchase amount if Sorbion fails to supply the Company with the Products in accordance with the Sorbion Agreement.  Sorbion may also terminate the Company’s exclusivity with respect the Products in the Territory if the Company does not cure a material breach of the Sorbion Agreement within 30 days.

Pursuant to the Sorbion Agreement, the Company will have the right to use the trademarks related to the Products for sale of the Products in the Territory.

The Company will sell the Products under their respective trademarked names and at prices determined by the Company.  Sorbion may determine in its sole discretion the prices of the Products sold to the Company, which are subject to change beginning January 1, 2015. The Company will be eligible for certain discounts with respect to the purchase and shipping of the Products if its orders of the Products are above certain amounts.

The Sorbion Agreement also contains mutual confidentiality and indemnification obligations for the Company and Sorbion.

On September 23, 2013, the Company entered into an agreement (the “Carolon Agreement”) with Carolon Company (“Carolon”) pursuant to which Carolon (i) relinquished its rights with respect to the distribution of certain of the Products (the “Sorbion Sachet Products”) in the Territory, including rights to use trademarks of Sorbion, that Carolon possessed as a result of an agreement with Sorbion (the “Carolon-Sorbion Agreement”), (ii) transferred and assigned certain assets related to the Sorbion Sachet Products to the Company, including customer information, sales and training materials, customer orders and certain sales force members, and (iii) transferred and assigned all right, title and interest to its saleable inventory of the Sorbion Sachet Products to the Company.  In consideration of clause (i) in the foregoing sentence, the Company will pay Carolon an aggregate payment of $400,000 in 12 equal monthly payments beginning in November 2013, and in consideration of clauses (ii) and (iii) in the foregoing sentence, the Company will pay Carolon (a) $50,000 within two days of Carolon terminating the Carolon-Sorbion Agreement, and (b) if the Company sells at least $600,000 of Sorbion Sachet Products in the 2014 calendar year, $50,000 in January 2015.  Carolon will also provide assistance to the Company related to the transfer of the sales of the Sorbion Sachet Products to the Company.  The Carolon Agreement contains mutual indemnification obligations for the Company and Carolon.

As a result of the Company entering into the Carolon Agreement, the Company does not need to meet or exceed the minimum annual purchase amount for the 2014 calendar year, and Sorbion shall have no rights with respect to such Minimum Purchase Failure for the 2014 calendar year, pursuant to the Sorbion Agreement.

Item 8.01                      Other Events.

On September 23, 2013, the Company issued a press release announcing its long-term distribution agreement with Sorbion for the distribution of sorbion sachet S, sorbion sana and new products with hydrokinetic fibers as primary dressings.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On September 26, 2013, the Company issued a press release announcing its agreement with Carolon for the acquisition of the rights related to the distribution of the Sorbion Sachet Products.  A copy of that press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release of Alliqua, Inc., dated September 23, 2013
99.2	Press Release of Alliqua, Inc., dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Date: September 26, 2013	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Alliqua, Inc., dated September 23, 2013
99.2	Press Release of Alliqua, Inc., dated September 26, 2013